EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

LS CAPITAL CORPORATION

         PACIFIC AMERICAN CASINOS, INC.

                  LONE STAR CASINO CORPORATION, CNMI

         PAPONE'S ACQUISITION CORPORATION

                  PAPONE'S PALACE LLC (75.5% SUBSIDIARY)

         COTTON EXCHANGE CASINO, INC.

         LONE STAR CASINO CORPORATION OF NEVADA, INC.

         LSCC OF NEVADA, INC.

         LONE STAR PINE HILLS, INC.


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         CLUTCH GAMES, INC.

         GRIFFIN GOLD GROUP, INC. (50% OWNED)

         DESERT MINERALS, INC. (50% OWNED)

                  DMI LAND, INC.

         SHOSHONE MINING CO. (50% OWNED)

         SAM HOUSTON GOLD, INC. (50% OWNED)

                  LANCASTER SAND & GRAVEL, INC.